As filed with the Securities and Exchange Commission on October 7, 2022

Registration Statement No. 333-267622

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMAC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-0784691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1605 Westgate Circle

Brentwood, Tennessee 37027

(844) 266-4622

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey S. Ervin

Chief Executive Officer

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

(844) 266-4622

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Telephone: (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 7, 2022

PROSPECTUS

IMAC Holdings, Inc.

10,328,948 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders named in this prospectus, and any pledgee, donee, transferee or other successor in interest, of up to 10,328,948 shares of common stock of IMAC Holdings, Inc. We are filing the registration statement (of which this prospectus is a part) at this time to fulfill a contractual obligation to do so, which we undertook at the time of the original issuance of the shares described in this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

We have agreed to pay all legal, accounting, registration and related fees and expenses in connection with the registration of these shares and to indemnify the selling stockholders against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses in connection with any untrue or alleged untrue statement of a material fact made by us in this prospectus or any violation or alleged violation of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities law, or any rule or regulation thereunder in connection therewith. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of its shares.

The selling stockholders named in this prospectus, and any pledgee, donee, transferee or other successor-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on The Nasdaq Capital Market under the symbol “BACK.” On October 6, 2022, the closing sale price of the common stock on The Nasdaq Capital Market was $0.3961 per share. We urge you to obtain current market quotations for our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2022

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Unless the context otherwise requires, references in this prospectus to “IMAC,” “we,” “us” and “our” refer to IMAC Holdings, Inc., a Delaware corporation, and its subsidiaries.

IMAC Holdings, Inc.

Company Overview

We are a provider and manager of value-based, conservative medical care combining life science advancements with traditional medical care for movement-restricting diseases and conditions in our IMAC Regeneration Centers and BackSpace clinics. Our Innovative Medical Advancements and Care (“IMAC”) Regeneration Centers combine medical and physical procedures to improve patient experiences and outcomes and reduce healthcare costs as compared to other available treatment options. As of June 30, 2022, we own and manage 12 outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. Our treatments are performed by licensed medical practitioners through our regenerative rehabilitation protocols designed to improve the physical health, to advance the quality of life and to lessen the pain of our patients. We do not prescribe opioids, but instead offer an alternative to conventional surgery or joint replacement surgery by delivering minimally invasive medical treatments to help patients with sports injuries, back pain, knee pain, joint pain, ligament and tendon damage, and other related soft tissue conditions. Our employees focus on providing exceptional customer service to give our patients a memorable and caring experience. We believe that we have priced our treatments to be affordable by 95% of the population and are well positioned in the expanding regenerative medical sector.

Our licensed healthcare professionals provide each patient a custom treatment plan that integrates innovative regenerative medicine protocols (representing 12% of our revenue) with traditional, minimally invasive (minimizing skin punctures) medical procedures (representing 55% of our revenue) in combination with physical therapies (representing 28% of our revenue from physical therapy), chiropractic care (representing 3% of our revenue) and remaining 2% of our revenue from memberships. We do not use or offer opioid-based prescriptions as part of our treatment options in order to help our patients avoid the dangers of opioid abuse and addiction. We have successfully treated patients that were previously addicted to opioids because of joint or soft tissue related pain. Further, our procedures comply with all professional athletic league drug restriction policies, including the MLB, NBA, NFL and NHL.

Dr. Matthew Wallis, DC, our President, opened the first IMAC Regeneration Center in Paducah, Kentucky in August 2000, which remains the flagship location of our current business. Dr. Jason Brame, DC joined Dr. Wallis in 2008. In 2015, Drs. Wallis and Brame hired Jeffrey S. Ervin as our Chief Executive Officer to collectively create and implement their growth strategy. The result was the formal creation of IMAC Holdings, Limited Liability Company to expand IMAC clinics outside of western Kentucky, with such facilities to remain owned or operated under the group using the IMAC Regeneration Center name and services. In June 2018, we completed a corporate conversion in which IMAC Holdings, LLC was converted to IMAC Holdings, Inc. to consolidate ownership of existing clinics and implement our growth strategy. In February 2019, we completed an initial public offering and our shares commenced trading on The Nasdaq Capital Market.

Our Services

We are focused on providing natural, non-opioid solutions to pain as consumers increasingly demand conservative treatments for an aging population. The demand for our services continues to grow fueled by consumer preferences for organic healthcare solutions over traditionally invasive orthopedic practices. We believe that our regenerative rehabilitation treatments are provided to patients at a much lower price than our primary competitors, including orthopedic surgeons, pain management clinics and hospital systems targeting invasive joint reconstruction. Surgical joint replacements cost several times more than our therapies initially treating the same condition. The U.S. government has recently adopted strict surgery pre-approval initiatives to reduce the cost for Centers for Medicare & Medicaid Services and limit the proliferation of opioids since they accompany substantially all joint replacement surgeries.

Our Growth and Expansion Strategy

We operate 12 outpatient medical clinics in five states and ten BackSpace locations in three states as of June 30, 2022. We have developed a comprehensive approach and well-defined model for new clinic openings ranging from site selection to staffing to acquisition targets and performance metrics. Given the current market valuations, we favor growth through acquisitions of profitable physical medicine centers with a decade or more of history in a current location. We believe these targets can be found with favorable long-term transaction prices in contiguous or current markets to capitalize on operational and marketing efficiencies.

The key elements of our strategy that we believe will continue to propel our growth and expansion are:

Open New BackSpace Locations and Facilities. We are in the process of identifying new locations at which to lease and develop The BackSpace retail chiropractic clinics. We anticipate adding locations in currently occupied states as well as other states through franchise agreements.

Expand Our Advertising and Marketing. We intend to increase our advertising and marketing efforts and reach throughout our primary service areas in order to grow patient volume at our existing facilities and spur interest in newer locations. Our current marketing efforts include a combination of local television, digital and event advertising. We have introduced employer marketing initiatives with help from our celebrity endorsers. While we welcome patients that are referred to us by other healthcare providers, we believe that direct marketing will generate more new patients for our outpatient clinics than relying solely on antiquated medical referral practices.

Offer State-of-the-Art Orthopedic and Medical Treatments. Our regenerative rehabilitation techniques are used to prevent arthritis, treat meniscus tears, defeat muscle deterioration and address other damaged tissue conditions. We will continue offering innovative therapies and recently approved medical technologies, including alternative medicine treatments, and will adapt our treatment offerings as new treatments are developed and come to market. By bringing together a diverse array of medical specialists, we are able to treat more health conditions and attract a larger base of patients.

Expand our Spinal Care and Wellness Clinic. We have in-depth experience treating patients with back and neck pain and recognize the underserved population for such a widely-impacted symptom. We intend to expand our retail healthcare concept focused on treatments for back and neck pain, soft-tissue recovery, muscle tension, and spinal wellness while providing chiropractic adjustments, stretching and muscle stimulation, and percussion tool therapies. We anticipate a combination of clinics to be managed through management service agreements or franchised.

Recent Developments

Strategic Alternatives. On July 26, 2022, we announced that our board of directors initiated an exploration of strategic alternatives, whereby the board of directors will consider a wide range of options for our company including, among other things, a potential merger, sale or other strategic transaction involving one or more of our business units or assets. We currently have no commitments or agreements with respect to any such activities.

Nasdaq Letter. On September 21, 2022, we received a letter (the “Notice”) from The Nasdaq Stock Market notifying us that, because the closing bid price for our common stock has been below $1.00 per share for 30 consecutive business days, we are not currently in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The Notice has no immediate effect on the listing of our common stock on The Nasdaq Capital Market.

Selected Risks Related to our Business

Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making an investment decision. Some of the more significant risks and uncertainties relating to an investment in our company are listed below. These risks are more fully described in the “Risk Factors” section of this prospectus immediately following this prospectus summary, as well as in the documents incorporated by reference herein:

●	We operate in an intensely competitive market for healthcare solutions against a number of large, well-known hospital systems and outpatient medical clinics.

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●	We have a limited operating history and we cannot ensure the long-term successful operation of our business.
●	We had net losses of $5.0 million and $10.5 million for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively. There can be no assurance we will have net income in future periods.
●	As part of our growth strategy following this offering, we may develop and acquire other outpatient medical clinics; however, there is no assurance that we will be able to identify appropriate acquisition targets, successfully acquire identified targets or successfully develop and integrate the businesses to realize their full benefits.
●	Our business depends on the availability to us of Jeffrey S. Ervin, our Chief Executive Officer, who has unique knowledge regarding our roll-out of IMAC Regeneration Centers, and Matthew C. Wallis, DC, our President, who has business contacts that would be extremely difficult to replace, and our business would be materially and adversely affected if either of their services were to become unavailable to us.
●	There can be no assurance that the strategic review process we began in July 2022 will result in any strategic alternative, and there can be no assurance as to its outcome or timing. We have not set a timetable for completion of the review process.
●	Upon the registration of the 10,328,948 shares of common stock offered by the selling stockholders in this prospectus, such shares will account for approximately 24.1% of the outstanding shares of common stock upon completion of this offering. The sale of such shares by the selling stockholders will have an impact on the market price of our common stock.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	An exemption from the auditor attestation requirement on the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
●	An extended transition period for complying with new or revised accounting standards;
●	Reduced disclosure about our executive compensation arrangements; and
●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions from the JOBS Act until the end of the fiscal year in which the fifth anniversary of our initial public offering, or such earlier time when we no longer qualify as an emerging growth company. We would cease to be an emerging growth company on the earlier of (i) the last day of the fiscal year (a) in which we have more than $1.07 billion in annual revenue or (b) in which we have more than $700 million in market value of our capital stock held by non-affiliates, or (ii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens under the JOBS Act. We have irrevocably taken advantage of other reduced reporting requirements in this prospectus, and we may choose to do so in future filings. To the extent we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity interests.

Corporate Information

Our principal executive offices are located at 1605 Westgate Circle, Brentwood, Tennessee 37027 and our telephone number is (844) 266-IMAC (4622). We maintain a corporate website at http://www.imacholdings.com. We make our periodic and current reports that are filed with the U.S. Securities and Exchange Commission (“SEC”) available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

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RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except as required by U.S. federal securities laws.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay all underwriting discounts, selling commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

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DESCRIPTION OF TRANSACTION

Issuance of IMAC Common Stock, Series 1 Warrants and Series 2 Warrants

On August 12, 2022, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the selling stockholders pursuant to which we offered for sale to the selling stockholders an aggregate of 5,164,474 shares of its common stock in a registered direct offering (the “Registered Direct Offering”). The shares of common stock were offered by us pursuant to our shelf registration statement on Form S-3 (File No. 333-237455) originally filed with the SEC on March 27, 2020, and declared effective on April 3, 2020. Concurrently with the Registered Direct Offering and pursuant to the Securities Purchase Agreement, we also commenced a private placement (the “Private Placement”) whereby we issued and sold Series 1 warrants to purchase up to 5,164,474 shares of our common stock (the “Series 1 Warrants”) and Series 2 warrants to purchase up to 5,164,474 shares of our common stock (the “Series 2 Warrants,” collectively, with the Series 1 Warrants, the “Warrants”).

Pursuant to the Private Placement, the Series 1 Warrants will become exercisable on February 16, 2023 at an exercise price of $0.95 per share, subject to adjustment. Each Series 2 Warrant will become exercisable on February 16, 2023 at an exercise price of $0.95 per share, subject to adjustment. The Warrants and the shares of common stock issuable upon the exercise of such Warrants (the “Warrant Shares”) were offered in the Private Placement in reliance upon an exemption from the registration requirements of the Securities Act as provided in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder. The Warrants are not and will not be listed for trading on any national securities exchange. The shares of common stock underlying the Warrants offered in the Private Placement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Under the Securities Purchase Agreement, we agreed to file this registration statement with the SEC and to use our commercially reasonable efforts to cause such registration statement to become effective with respect to the resale of our common stock issuable upon exercise of the Warrants.

The foregoing summary of the Securities Purchase Agreement and the Warrants are qualified in their entirety by reference to the full text of those documents that are included as exhibits to our current report on Form 8-K filed with the SEC on August 15, 2022.

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SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to 10,328,948 shares of our common stock by the selling stockholders.

The following table, based upon information currently known by us, sets forth as of October 6, 2022: (i) the number of shares held of record or beneficially by the selling stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after October 6, 2022, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below.

The selling stockholders have not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as described in “Description of Transaction” above. To our knowledge, the selling stockholders have sole voting and investment power with respect to its shares of common stock.

Percentage of beneficial ownership in the table below is based on 42,792,708 shares of our common stock outstanding upon completion of this offering, assuming full exercise of each Warrant. None of the selling stockholders is a broker-dealer regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), nor is any selling stockholder affiliated with such a broker-dealer. The selling stockholders acquired their shares in the ordinary course of such selling stockholders’ business and, at the time of the acquisition of the shares to be resold pursuant to this prospectus, the selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute them.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering(1)	Percentage of Common Stock Owned Upon Completion of this Offering
Alpha Capital Anstalt(2)	822,368	1,644,736	822,368	1.9%
Alpha Sherpa Capital Limited(3)	131,579	263,158	131,579	*
Anson Investments Master Fund LP(4)	657,895	1,315,790	657,895	1.5%
Bigger Capital Fund, LP(5)	328,947	657,894	328,947	*
Brio Capital Master Fund Ltd.(6)	657,895	1,315,790	657,895	1.5%
CVI Investments, Inc.(7)	394,737	789,474	394,737	*
District 2 Capital Fund LP(8)	328,948	657,896	328,948	*
Intracoastal Capital LLC(9)	328,948	657,896	328,948	*
Lincoln Park Capital Fund, LLC(10)	328,947	657,894	328,947	*
Gundyco ITF Orca Capital GMBH(11)	263,157	526,314	263,157	*
Walleye Opportunities Master Fund Ltd.(12)	657,895	1,315,790	657,895	1.5%
Warberg WFX LP(13)	263,158	526,316	263,158	*
TOTAL	5,164,474	10,328,948	5,164,474	-

*	Less than 1% of outstanding shares of common stock.

(1)	Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the selling stockholder will sell all or any portion of the shares of common stock covered by this prospectus.

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(2)	Nicola Feuerstein is a Director of Alpha Capital Anstalt, and in such capacity, holds voting and investment power with respect to the shares directly owned by Alpha Capital Anstalt. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 822,368 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 822,368 shares of common stock, which are exercisable on February 16, 2023. The address for Alpha Capital Anstalt is c/o LH Financial Services Corp., 510 Madison Avenue, 14th Floor, New York, New York 10022.

(3)	Ludwig Donnert is the Chief Executive Officer of Alpha Sherpa Capital Limited, and in such capacity, holds voting and investment power with respect to the shares directly owned by Alpha Sherpa Capital Limited. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 131,579 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 131,579 shares of common stock, which are exercisable on February 16, 2023. The address for Alpha Sherpa Capital Limited is Unit 501, 5/F, The L Plaza, 367-375 Queen’s Road Central, Hong Kong.

(4)	Amin Nathoo is a Director of Anson Advisors Inc., which is the General Partner of Anson Investments Master Fund LP, and in such capacity, holds voting and investment power with respect to the shares directly owned by Anson Investments Master Fund LP. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 657,895 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 657,895 shares of common stock, which are exercisable on February 16, 2023. The address for Anson Investments Master Fund LP is 155 University Avenue, Suite 207, Toronto, Ontario, Canada, M5H 387.

(5)	Michael Bigger is the Managing Member of Bigger Capital Fund GP, LLC, which is the General Partner of Bigger Capital Fund, LP, and in such capacity, holds voting and investment power with respect to the shares directly owned by Bigger Capital Fund, LP. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 328,947 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 328,947 shares of common stock, which are exercisable on February 16, 2023. The address for Bigger Capital Fund, LP is 11700 West Charleston Blvd., #170-659, Las Vegas, Nevada 89135.

(6)	Shaye Hirsch is a Director of Brio Capital Master Fund Ltd., and in such capacity, holds voting and investment power with respect to the shares directly owned by Brio Capital Master Fund Ltd. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 657,895 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 657,895 shares of common stock, which are exercisable on February 16, 2023. The address for Brio Capital Master Fund Ltd. is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401W, Rockville Centre, New York 11570.

(7)	Martin Kobinger is the President of Heights Capital Management, Inc., which is the investment manager of CVI Investments, Inc., and in such capacity, holds voting and investment power with respect to the shares directly owned by CVI Investments, Inc. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 394,737 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 394,737 shares of common stock, which are exercisable on February 16, 2023. The address for CVI Investments, Inc. is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(8)	Michael Bigger is the Managing Member of District 2 GP LLC, which is the General Partner of District 2 Capital Fund LP, and in such capacity, holds voting and investment power with respect to the shares directly owned by District 2 Capital Fund LP. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 328,948 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 328,948 shares of common stock, which are exercisable on February 16, 2023. The address for District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, New York 11743.

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(9)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital LLC. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal Capital LLC. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 328,948 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 328,948 shares of common stock, which are exercisable on February 16, 2023. The address for Intracoastal Capital LLC is 245 Palm Trail, Delray Beach, Florida 33483.

(10)	Joshua Scheinfeld and Jonathan I. Cope are the Principals of Lincoln Park Capital, LLC, which is the Managing Member of Lincoln Park Capital Fund, LLC, and in such capacities, share voting and investment power with respect to the shares directly owned by Lincoln Park Capital Fund, LLC. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 328,947 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 328,947 shares of common stock, which are exercisable on February 16, 2023. The address for Lincoln Park Capital Fund, LLC is 440 N. Wells Street, Suite 410, Chicago, Illinois 60654.

(11)	Thomas Koenig is the Managing Director of Gundyco ITF Orca Capital GMBH, and in such capacity, holds voting and investment power with respect to the shares directly owned by Gundyco ITF Orca Capital GMBH. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 263,157 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 263,157 shares of common stock, which are exercisable on February 16, 2023. The address for Gundyco ITF Orca Capital GMBH is CIBC World Markets, 199 Bay Street, CCW B2 Level, Toronto, Ontario, Canada, M5L 1G9.

(12)	William England is the Chief Investment Officer of Walleye Capital, LLC, which is the Manager of Walleye Opportunities Master Fund Ltd., and in such capacity, holds voting and investment power with respect to the shares directly owned by Walleye Opportunities Master Fund Ltd. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 657,895 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 657,895 shares of common stock, which are exercisable on February 16, 2023. The address for Walleye Opportunities Master Fund Ltd. is 2800 Niagara Lane North, Plymouth, Minnesota 55447.

(13)	Daniel Warsh is the Manager of Warberg WFX LP, and in such capacity, holds voting and investment power with respect to the shares directly owned by Warberg WFX LP. The shares of common stock beneficially owned prior to the offering does not include Series 1 Warrants to purchase 263,158 shares of common stock, which are exercisable on February 16, 2023, or Series 2 Warrants to purchase 263,158 shares of common stock, which are exercisable on February 16, 2023. The address for Warberg WFX LP is 716 Oak Street, Winnetka, Illinois 60093.

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PLAN OF DISTRIBUTION

The selling stockholders, and any pledgee, donee, transferee or other successor in interest, may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, and may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include any pledgee, transferee or other successor in interest as a selling stockholders under this prospectus.

The selling stockholders may also transfer the shares of common stock in other circumstances, in which case any donee, transferee, pledgee or other successor in interest will be the selling beneficial owner for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of supplementing or amending the list of selling stockholders to include any donee, pledgee, transferee or other successor in interest as a selling stockholders under this prospectus.

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Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all legal, accounting, registration, printing and related fees and expenses incident to the registration of the shares of common stock being registered. We have agreed to indemnify the selling stockholders against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses in connection with any untrue or alleged untrue statement of a material fact made by us in this prospectus or any violation or alleged violation of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

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LEGAL MATTERS

Olshan Frome Wolosky LLP has opined as to the legality of the shares of common stock being offered by this registration statement.

EXPERTS

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Cherry Bekaert LLP’s report, given on their authority as experts in accounting and auditing.

Daszkal Bolton LLP, our former independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Daszkal Bolton LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on April 14, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed on May 12, 2022, and June 30, 2022, filed on August 15, 2022;

●	our Current Reports on Form 8-K, filed on February 24, 2022, July 11, 2022, August 8, 2022, August 15, 2022 and September 26, 2022;

●	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on February 4, 2019, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and before the completion of the offering of the shares of our common stock included in this prospectus. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

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IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

(844) 266-4622

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by IMAC (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$407.41
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous	$5,000.00
Total expenses	$30,407.41

Item 15. Indemnification of Directors and Officers

In June 2018, we converted from a Kentucky limited liability company into a Delaware corporation and changed our name to IMAC Holdings, Inc. In connection with this conversion, we adopted a certificate of incorporation and bylaws and are now governed by the Delaware General Corporation Law, or the DGCL. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article VI of our certificate of incorporation authorizes us to provide for the indemnification of officers, directors and third parties acting on our behalf to the fullest extent permissible under Delaware law.

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We have entered into indemnification agreements with our directors, executive officers and others, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set forth in response to Item 17 herein.

Item 16. Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 1, 2019, by and among IMAC Holdings Inc., IMAC Management of Illinois, LLC, ISDI Holdings Inc., and Jason Hui (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2019).

2.2	Amendment to Agreement and Plan of Merger, dated as of April 19, 2019, by and among IMAC Holdings Inc., IMAC Management of Illinois, LLC, ISDI Holdings Inc., ISDI Holdings II, Inc., and Jason Hui (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2019).

2.3	Unit Purchase Agreement, dated as of March 1, 2018, by and among IMAC Holdings, Inc., IMAC of St. Louis, LLC and certain unitholders of IMAC of St. Louis LLC (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).

2.4	Agreement and Plan of Merger, dated as of June 29, 2018, by and among IMAC Management Services LLC and Clinic Management Associates of KY LLC (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).

2.5	Unit Purchase Agreement, dated as of July 31, 2018, by and among IMAC Holdings, Inc., Advantage Hand Therapy and Orthopedic Rehabilitation, LLC, and Charles Renner (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).

2.6	Addendum to Agreement and Plan of Merger, dated as of August 31, 2018, by and among IMAC Management Services LLC and Clinic Management Associates of KY LLC (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).

2.7	Addendum to Unit Purchase Agreement, dated as of August 31, 2018, by and among IMAC Holdings, Inc., IMAC of St. Louis, LLC and certain unitholders of IMAC of St. Louis LLC (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).

3.1	Certificate of Incorporation of IMAC Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).

3.2	Certificate of Amendment to the Certificate of Incorporation of IMAC Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 10, 2018).

3.3	Certificate of Correction of the Certificate of Incorporation of IMAC Holdings, Inc. filed with the Delaware Secretary of State on August 8, 2019 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2019).

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3.4	Certificate of Amendment to the Certificate of Incorporation of IMAC Holdings, Inc. filed with the Delaware Secretary of State on July 7, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).

3.5	Bylaws of IMAC Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).

4.2	Form of Common Stock Warrant certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).

4.3	Form of Warrant Agency Agreement between IMAC Holdings, Inc. and Equity Stock Transfer, LLC (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).

4.4	Form of Underwriters’ Unit Purchase Option (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A filed with the SEC on February 8, 2019).

4.5	Description of the Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2020).

5.1*	Opinion of Olshan Frome Wolosky LLP.

23.1*	Consent of Cherry Bekaert LLP, Independent Registered Public Accountants.

23.2*	Consent of Daszkal Bolton LLP, Independent Registered Public Accountants.

23.3*	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the initial registration statement).

107*	Calculation of Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brentwood, state of Tennessee, on October 7, 2022.

IMAC HOLDINGS, INC.

By:	/s/ Jeffrey S. Ervin
Name:	Jeffrey S. Ervin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey S. Ervin	Director and Chief Executive Officer	October 7, 2022
Jeffrey S. Ervin	(principal executive officer)

/s/ Sheri Gardzina	Chief Financial Officer	October 7, 2022
Sheri Gardzina	(principal financial and accounting officer)

*	Director and President	October 7, 2022
Matthew C. Wallis

*	Director	October 7, 2022
Maurice E. Evans

*	Director	October 7, 2022
Michael D. Pruitt

*	Director	October 7, 2022
Cary W. Sucoff

*By:	/s/ Jeffrey S. Ervin
Jeffrey S. Ervin
Attorney-in-Fact

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